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                                                                    EXHIBIT 10.5


                               GUARANTY AGREEMENT


      GUARANTY AGREEMENT, dated as of February 16, 1998 (the "Guaranty Agreement"), from Alpharma Inc., a Delaware corporation ("Parent"), for the benefit of Ascent Pediatrics, Inc., a Delaware corporation ("Ascent"), and each of its successors and assigns, under the Loan Agreement dated as of the date hereof (the "Loan Agreement") between Ascent and Alpharma USPD, Inc., a Maryland corporation ("Alpharma USPD"), the Master Agreement dated as of the date hereof among Ascent, Parent and Alpharma USPD, the Depositary Agreement dated as of the date hereof among Ascent, Alpharma USPD and State Street Bank and Trust Company as Depositary and the Registration Rights Agreement dated as of the date hereof between Ascent and Alpharma USPD (collectively, the "Agreements"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Agreements.

      WHEREAS, Parent owns and holds all of the issued and outstanding capital stock of Alpharma USPD;

      WHEREAS, as a condition to Ascent's execution and delivery of the Agreements and its performance of the transactions contemplated thereby, Ascent has required Parent to guarantee Alpharma USPD's performance and compliance with the covenants, agreements, obligations, terms and conditions applicable to Alpharma USPD contained in the Agreements;

      WHEREAS, in consideration for the execution and delivery of the Agreements by Ascent and the performance by Ascent of the transactions contemplated thereby, Parent is willing to guarantee Alpharma USPD's performance and compliance with the covenants, agreements, obligations, terms and conditions applicable to Alpharma USPD contained in the Agreements;

      NOW, THEREFORE, in consideration of the mutual agreements herein and in the Agreements contained, the parties hereto, intending to be legally bound hereby, agree as follows:

      SECTION 1. Guarantee.

      Parent irrevocably and unconditionally guarantees to Ascent and its successors and assigns the due and punctual performance of and compliance with all covenants, agreements, obligations, terms and conditions of each of the Agreements executed or to be executed by Alpharma USPD and required to be performed or complied with by Alpharma USPD. This guarantee is an irrevocable guaranty of performance and compliance and shall continue in effect with respect to each of the Agreements
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notwithstanding (a) any extension or modification of the terms of such
Agreement, (b) any assumption of any such guaranteed obligation by any other party or (c) any other act or event which might otherwise operate as a legal or equitable discharge of Parent's obligations under this Agreement. Notwithstanding the foregoing, this guaranty shall not apply to an extension or modification of the terms of an Agreement, without the prior written consent of Parent, if such extension or modification is agreed to by Alpharma USPD at a time when such party is not an Affiliate (as defined in the Loan Agreement) of Parent. Parent hereby waives all special suretyship and other defenses and notice requirements. This guarantee is in no way conditioned upon any requirement that Ascent first attempt to collect or enforce the guaranteed obligation from or against Alpharma USPD. So long as any obligation of Alpharma USPD to Ascent under any of the Agreements remains outstanding, Parent hereby waives (but only with respect to Ascent and not as to any other parties) all rights to subrogation arising out of any payment by Parent under this Guaranty Agreement.

      SECTION 2. Representations and Warranties. Parent represents and warrants to the Company that:

      (a) Parent (i) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted, and (ii) is duly qualified to do business as a foreign corporation and is in good standing (or the equivalent thereof under applicable law) in each jurisdiction in which the conduct of its business requires such qualification by reason of the ownership or leasing of property or otherwise (except for those jurisdictions in which the failure so to qualify does not have a Material Adverse Effect (as defined in the Loan Agreement) with respect to Parent),

      (b) it has full power and authority to execute, deliver and perform this Guaranty Agreement,

      (c) the person executing this Guaranty Agreement on behalf of Parent has the appropriate authority to act on behalf of Parent,

      (d) this Guaranty Agreement has been duly authorized, executed and delivered by Parent and constitutes a legal, valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and

      (e) the compliance by Parent with the provisions of this Guaranty Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of or conflict with any of the terms or provisions of, or


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constitute a default under, (i) the Certificate of Incorporation and Bylaws of
Parent, (ii) any contract or other agreement to which Parent is a party or by which Parent or any of its respective properties is bound, or (iii) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body, domestic or foreign, applicable to the business or properties of Parent, except, with respect to clauses (ii) and
(iii), in circumstances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Parent.

      SECTION 3. Costs and Expenses. Parent will pay all out-of-pocket costs and expenses (including without limitation reasonable legal fees and expenses) incurred by or on behalf of Ascent in connection with the enforcement of Parent's obligations under this Guaranty Agreement.

      SECTION 4. Notices, etc.

      (a) Parent hereby covenants and agrees that Parent shall provide Ascent with notice of any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation, or the like of Parent.

      (b) All notices, requests, demands, claims, and other communications to any party hereunder or pursuant to the terms hereof shall be in writing. Any such notice, request, demand, claim, or other communication to any party hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

            if to Parent, to:

                    Alpharma, Inc.
                    One Executive Drive
                    Fort Lee, New Jersey  07024
                    Attention:  President

              with a copy to:

                    Alpharma, Inc.
                    One Executive Drive
                    Fort Lee, New Jersey  07024
                    Attention:  Chief Legal Officer


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              If to Ascent, to:

                    Ascent Pediatrics, Inc.
                    187 Ballardvale Street, Suite B125
                    Wilmington, Massachusetts  01887
                    Attention:  Alan R. Fox

              with a copy to:

                    Hale and Dorr LLP
                    60 State Street
                    Boston, Massachusetts  02109
                    Attention: David E. Redlick, Esq.

      Any party may give any such notice, request, demand, claim, or other communication using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      SECTION 5. Amendments and Waivers. No term or provision of this Guaranty Agreement may be changed, modified, amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, modification, amendment, waiver, discharge or termination is sought.

      SECTION 6. Miscellaneous. This Guaranty Agreement shall remain in full force and effect until payment in full of all sums payable by Alpharma USPD under the Agreements and performance in full of all obligations of Parent hereunder or of Alpharma USPD in accordance with the terms and conditions of the Agreements. The obligations of each of the parties under this Guaranty Agreement shall not be assigned without the prior written consent of the other party hereto. In addition, Ascent shall not assign this Guaranty Agreement to another party unless such assignment is made in connection with the assignment to such party of at least one of the Agreements. This Guaranty Agreement shall inure to the benefit of, and be binding on and enforceable against, the successors and assigns of the respective parties hereto. The headings contained in this Guaranty Agreement are for purposes of reference only and shall not affect in any way the meaning or interpretation of this Guaranty Agreement. Any provision of this Guaranty Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating


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the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction. This Guaranty Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Guaranty Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Guaranty Agreement shall be governed in all respects, including without limitation validity, interpretation and effect, by the laws of the State of Delaware.

      IN WITNESS WHEREOF, the parties have duly executed this Guaranty Agreement as of the date first above written.

      ALPHARMA INC.


      By: /s/ Jeffrey E. Smith
          ------------------------------------
          Name: Alpharma, Inc.
          Title: Vice President Finance and
                 Chief Financial Officer



      ASCENT PEDIATRICS, INC.


      By: /s/ Alan R. Fox
          ------------------------------------
          Name: Alan R. Fox
          Title: President and
                 Chief Executive Officer


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